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                                                                    EXHIBIT 10.5

                            TAX ALLOCATION AGREEMENT

     This TAX SHARING AGREEMENT (the "Agreement") is made effective as of June 19, 2001, by and between Fairfax Inc., a Wyoming corporation ("Fairfax"), on behalf of itself and the Fairfax Subgroup (as defined below), Odyssey Re Holdings Corp., a Delaware corporation ("Odyssey Holdings"), and Odyssey America Reinsurance Corp., a Connecticut corporation ("Odyssey America"), Odyssey Reinsurance Corp., a Delaware corporation ("ORC") and Hudson Insurance Company, a Delaware corporation ("Hudson") (Odyssey America, ORC and Hudson are collectively referred to as the "Subsidiaries" or individually called "Subsidiary"). Odyssey Holdings and the Subsidiaries are sometimes hereafter collectively referred to as the "Odyssey Subgroup", as defined below.

                                    RECITALS

     WHEREAS, Fairfax is the common parent of an affiliated group of corporations (as defined in Section 1504(a) of the Code) which includes Odyssey America and the Subsidiaries;

     WHEREAS, the Affiliated Group filed consolidated federal income tax returns under Section 1501 of the Code, so that the Tax liability of the Affiliated Group is determined under Section 1502 of the Code and the Regulations thereunder by consolidating the income, expenses, gains, losses and credits of all of the Members of the Affiliated Group;

     WHEREAS, Fairfax has filed Combined Returns on behalf of itself and other Members of the Affiliated Group for prior taxable years;

     WHEREAS, TIG Holdings, Inc. a Delaware corporation ("TIG") and its wholly owned direct and indirect subsidiaries are a party to an to an Inter-Company Tax Allocation Agreement, dated April 28, 1993 (the "April 28, 1993 Agreement"), setting forth their agreements with regard to their respective liabilities for any and all Taxes for tax years 1993 through 1999 in which any subsidiary is a Member of the Affiliated Group or Combined Group that includes TIG as the Parent;

     WHEREAS, Fairfax, Ranger Insurance Company, a Delaware corporation ("Ranger") on behalf of itself and its wholly owned direct and indirect subsidiaries, Noro Inc., a Delaware corporation ("Noro"), and ORC on behalf of itself and its wholly owned direct subsidiary, Hudson are a party to an Inter-Company Tax Allocation Agreement, dated December 31, 1996 (the "December 31, 1996 Agreement), setting forth their agreements with regard to their respective liabilities for any and all Taxes for tax years 1996 through 1999 in which any such subsidiary is a Member of the Affiliated Group or Combined Group that includes Fairfax as the Parent;

     WHEREAS, the Subsidiaries currently are a party to an Inter-Company Tax Allocation Agreement, dated January 1, 2000, which is applicable with respect to
(i) such Subsidiaries, and (ii) any entity acquired, created or otherwise added as an includable Member of the Affiliated Group subsequent to January 1, 2000 (the "January 1, 2000 Agreement"), setting forth their agreements with regard to their respective liabilities for any and all Taxes for all periods in which any Subsidiary is a Member of the Affiliated Group or Combined Group that includes TIG as the Parent;

     WHEREAS, the December 31, 1996 Agreement was amended, effective January 1, 1999, and entered into by and among Fairfax, Ranger on behalf of itself and its wholly owned direct subsidiaries, Crum & Forster Holdings, Inc., a Delaware corporation ("Crum & Forster") on behalf of itself and its wholly owned direct and indirect subsidiaries, ORC on behalf of itself and its wholly owned direct subsidiary; Standard Managing General Agency, Inc., a Texas corporation ("SGMA"); and The Standard Group, Inc., a Texas corporation ("SG") (the "January 1, 1999 Amendment"), setting forth their agreements with regard to their respective liabilities for any and all Taxes for all periods in which any such subsidiary is a Member of the Affiliated Group or Combined Group that includes Fairfax as the Parent (the January 1, 2000 Agreement, the

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December 31, 1996 Agreement, the April 28, 1993 Agreement, and the January 1,
1999 Amendment are collectively referred to as the "Inter-Company Tax Agreements");

     WHEREAS, Odyssey Holdings, intends to undertake an initial public offering (the "Offering") of its stock as contemplated by the registration statement (No. 333-57642) dated March 26, 2001, as amended;

     WHEREAS, as a result of the Offering, the Subsidiaries will cease to be a Member of the Affiliated Group for federal income tax purposes;

     WHEREAS, one or more of the Subsidiaries may remain a Member of Fairfax's Combined Group for state, local, foreign income and franchise Tax purposes;

     WHEREAS, in contemplation of the Offering, the parties hereto have determined to enter into this Agreement, which incorporates the Inter-Company Tax Agreements and which provides for certain other Tax matters for all periods in which any Member of the Odyssey Subgroup is a Member of the Affiliated Group or Combined Group that includes Fairfax.

     NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants contained in this Agreement, the parties, intending to be legally bound, do hereby agree as follows:

                            ARTICLE 1 -- DEFINITIONS

     For purposes of this Agreement:

          1.1 "Adjustment" means an adjustment determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax.

          1.2 "Affiliated Group" means the affiliated group as defined in
     Section 1504(a) of the Code that has Fairfax as the common Parent.

          1.3 "After-Tax Basis" in reference to an indemnity payment under
     Section 5.3 shall mean an amount that, after (i) subtraction of the aggregate additional Taxes incurred or to be incurred by the party receiving the indemnity payment as a result of the receipt of such payment, and (ii) addition of the tax benefit to the party receiving the indemnity payment on account of the Adjustment to which such indemnity payment relates, is equal to the amount of the Tax Adjustment. "After-Tax Basis" in reference to a benefit payment under Section 5.3 shall mean an amount that, after (i) addition of the aggregate additional Taxes incurred or to be incurred by the party making the benefit payment on account of the Tax benefit to which such benefit payment relates, and (ii) subtraction of the Tax benefit to the party making the benefit payment as a result of the making of such payment, is equal to the amount of the Tax benefit. For purpose of determining such additional Taxes incurred or to be incurred and such Tax benefit, the following assumptions will be used: (a) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the indemnity payment or benefit payment relates; and (b) such determination shall be made without regard to whether any actual additional Taxes or Tax benefit will in fact be realized with respect to the Return to which such payment relates.

          1.4 "Carryforward Tax Attribute" means a deductible or creditable consolidated federal income tax attribute (or an equivalent state, local or foreign income or franchise tax attribute), including, but not limited to,
     (i) a consolidated net operating loss, a consolidated net capital loss, a consolidated unused foreign investment credit, a consolidated unused foreign tax credit, or a consolidated excess charitable contribution (see
     Section 1.1502-79 of the Regulations), and (ii) the consolidated minimum tax credit, or other consolidated general business credits, that can be carried forward from one tax period to subsequent tax periods.

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          1.5 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any law, which may be a successor thereto. A reference to any section of the Code means such section as in effect from time to time and any comparable provision of the Code or any successor law.

          1.6 "Combined Group" means a group of corporations or other entities that file a Combined Return with any Subsidiary.

          1.7 "Combined Return" means a Return of state, local or foreign income or franchise tax, or amendment thereof, filed by the Combined Group.

          1.8 "Combined Return Period" means that period of time during which any Subsidiary is a Member of the Combined Group that includes any Member of the Fairfax Subgroup.

          1.9 "Combined Return Year" means any Taxable year or portion thereof of the Combined Return Period.

          1.10 "Consolidated Group" means a group of corporations or other entities that file a Consolidated Group Return with any Subsidiary.

          1.11 "Consolidated Group Return" means a Return of federal income tax, or amendment thereof filed by the Affiliated Group.

          1.12 "Consolidated Return Date" means each date upon which the Consolidated Group Return is filed.

          1.13 "Consolidated Return Period" means that period of time during which any Subsidiary is a Member of the Affiliated Group.

          1.14 "Consolidated Return Year" means any Taxable year or portion thereof of the Consolidated Return Period or Combined Return Period.

          1.15 "Consolidated Tax Liability" means, with respect to any Consolidated Return Period or Combined Return Period, the consolidated, combined or unitary Tax liability of the Affiliated Group or Combined Group.

          1.16 "Estimated Payment Date" means each date occurring during any Consolidated Return Year or Combined Return Year upon which the Consolidated Group or Combined Group is required to make a payment of estimated Tax, whether or not such a payment is due, for such Consolidated Return Year or Combined Return Year, as applicable.

          1.17 "Extension Payment Date" means, with respect to any Consolidated Return Year, any date upon which the Affiliated Group or Combined Group shall be required to make a payment of income or franchise Taxes in connection with any request by Fairfax, on behalf of the Affiliated Group or Combined Group, for an extension of the date upon which it would have been required, absent such extension, to file its federal, state, local or foreign income or franchise tax return for such Consolidated Return Year.

          1.18 "Fairfax Subgroup" means the group of corporations, if any, that would constitute a separate Affiliated Group within the meaning of Section 1504 of the Code if the Subsidiaries were not Members of such Affiliated Group. If no Fairfax Subgroup exists, references to Fairfax Subgroup in this agreement shall be interpreted as references to Fairfax.

          1.19 "Fairfax Subgroup Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Tax Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any Member of the Fairfax Subgroup.

          1.20 "Fairfax Subgroup Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Tax Adjustments made pursuant to a Final Determination with respect to each

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     such Tax for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any Member of the Fairfax Subgroup.

          1.21 "Final Determination" means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (b) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local, municipal or other Taxing statute; (c) a final disposition by any Taxing Authority of a claim for refund; or (d) any other written agreement relating to an Adjustment to which any Taxing Authority is a party the execution of which is final and prohibits such Taxing Authority from seeking any further legal or administrative remedies with respect to such Adjustment.

          1.22 "Group Refund Claim" means any claim filed by Fairfax on behalf of the Affiliated Group for a refund of federal income Taxes or on behalf of the Combined Group for a refund of state, local or foreign income or franchise Taxes.

          1.23 "IRS" means the Internal Revenue Service.

          1.24 "Member" means, with respect to any Consolidated Return Period, an includible corporation (as defined in section 1504(b) of the Code) in the Affiliated Group or an includible corporation in a Combined Group.

          1.25 "Odyssey Subgroup" means the group of corporations, if any, that would constitute a separate Affiliated Group within the meaning of Section 1504 of the Code with Odyssey Holdings as the common parent if the Offering had occurred prior to the beginning of any tax periods potentially covered by this Agreement.

          1.26 "Parent" means any corporation that directly owns stock that possesses more than 80 percent of the total voting power of the stock of another Member.

          1.27 "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, or any other entity regardless of the type or nature thereof.

          1.28 "Regulation" means an income tax regulation promulgated by the U.S. Treasury Department under the Code. A reference to any section of the Regulations means such section as in effect from time to time and any comparable successor regulation.

          1.29 "Return" means any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for, amended return and declaration of estimated Tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          1.30 "Separation Date" means June 19, 2001.

          1.31 "Separate Return Period" means that period of time during which the Odyssey Subgroup is not a Member of the Affiliated Group or the Combined Group, as the case may be;

          1.32 "State, Local or Foreign Income or Franchise Returns" has the meaning set forth in Article 2.2(a) of this Agreement.

          1.33 "Subsidiary Tax Adjustment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Tax Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any Subsidiary.

          1.34 "Subsidiary Tax Benefit" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to
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     the sum of all Tax Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the income, assets and/or business of any Subsidiary.

          1.35 "Tax" (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or United States federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value added or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

          1.36 "Tax Adjustment" shall mean the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purpose of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any income tax, the highest marginal tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates.

          1.37 "Taxing Authority" means any governmental authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

          1.38 "Tax Contest" means, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment to Taxes may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement or other payment may be sought under this Agreement.

                         ARTICLE 2 -- TAX RETURN FILING

     2.1 Consolidated Group Returns. (a) General. For any Consolidated Return Period, Fairfax shall have sole and exclusive responsibility for the preparation and filing with the IRS of all Consolidated Group Returns and amendments thereto, that include any Subsidiary, which are required to be filed by Fairfax or a subsidiary of Fairfax on behalf of the Affiliated Group, including but not limited to determining all Tax Return positions, paying estimated taxes and other consolidated Taxes and making all federal elections for the Affiliated Group and each Member of such group; provided, however, that at least 30 days prior to filing any Consolidated Group Return, Fairfax shall provide Odyssey Holdings the opportunity to review the portion of such Consolidated Group Return that reflects the income and operations of the Odyssey Subgroup. Odyssey Holdings shall communicate its comments, if any, to Fairfax at least 15 days prior to the due date, including extensions, for filing such Tax Return.

          (a) Cooperation. Odyssey Holdings, on behalf of the Subsidiaries, shall furnish Fairfax, at least sixty (60) days before the due date (including extensions) of any such Consolidated Group Return, with all information required by Fairfax to complete such Consolidated Group Return in accordance with instructions from Fairfax and in a manner consistent with prior returns, if any. Odyssey Holdings will also furnish Fairfax work papers and other such information and documentation as is reasonable requested by Fairfax with respect to the Subsidiaries.

     2.2 State, Local or Foreign Income or Franchise Returns. (a) General. For any Combined Return Period, Fairfax shall have sole and exclusive responsibility for the preparation and filing with any Taxing Authority of all Combined Returns and amendments thereto, that include any Member of the Odyssey Subgroup, which are required to be filed by Fairfax or a subsidiary of Fairfax on behalf of the Combined
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Group, including but not limited to determining all Tax Return positions, paying estimated taxes and other combined, consolidated or unitary state, local or foreign income or franchise Taxes and making all elections for the Combined
Group and each Member of such group; provided, however, that at least 30 days prior to filing any Combined Return, Fairfax shall provide Odyssey Holdings the opportunity to review the portion of such Combined Return that reflects the income and operations of the Odyssey Subgroup. Odyssey Holdings shall communicate its comments, if any, to Fairfax at least 15 days prior to the due date, including extensions, for filing such Tax Return.

          (a) Cooperation. Fairfax will timely advise Odyssey Holdings of the inclusion of any Member of the Odyssey Subgroup in any Fairfax Combined Return and the jurisdictions in which such Combined Return will be filed. Each Member of the Odyssey Subgroup will evidence its agreement to be included in such Combined Return on the appropriate form(s) and will take such other actions as may be appropriate, in the opinion of Fairfax, to carry out the purposes and intent of this Article 2.2(b). Each Member of the Odyssey Subgroup included in a Combined Return filed by Fairfax or a Member of the Fairfax Subgroup shall furnish Fairfax, at least sixty (60) days before the due date (including extensions) of any such Combined Return, with all information required by Fairfax to prepare such Combined Return in accordance with instructions from Fairfax and in a manner consistent with prior returns, if any. Odyssey Holdings will also furnish Fairfax work papers and other such information and documentation as is reasonable requested by Fairfax with respect to any such Member of the Odyssey Subgroup.

          ARTICLE 3 -- ALLOCATION AND PAYMENT OF LIABILITIES FOR TAXES

     3.1 Allocation of Taxes. Fairfax (on behalf of itself and other Members of the Fairfax Subgroup) and Odyssey Holdings (on behalf of itself and other Members of the Odyssey Subgroup) agree to determine and allocate the Tax liability of the Affiliated Group and/or Combined Group among themselves in accordance with the provisions of the Inter-Company Tax Agreements and each Member of the Odyssey Subgroup shall pay to Fairfax its federal income tax liability in accordance with the applicable provisions of such Agreement.

                 ARTICLE 4 -- DISPUTES WITH TAXING AUTHORITIES

     4.1 Confirmation of Authority. In the event of a Tax Contest with the IRS or any other Taxing Authority concerning the amount of any Tax liability of, or refund due to the Affiliated Group, Combined Group or any Member thereof for any Consolidated Return Year or Combined Return Year, and in connection with every Group Refund Claim or other claim for refund of Tax for any Consolidated Return Year or Combined Return Year, Odyssey Holdings and the Subsidiaries hereby expressly confirm, with respect to federal income Tax liability, the authority granted to Fairfax in Regulations Section 1.1502-77 (and in any successor provision thereto) of the Regulations to act on behalf of Odyssey Holdings and the Subsidiaries notwithstanding that Odyssey Holdings or any Subsidiary may be liable for additional Tax or for additional payments to Fairfax. With respect to such federal income Taxes and all other Taxes, Odyssey Holdings and the Subsidiaries hereby expressly and irrevocably appoint Fairfax to be each of such entity's sole agent. Odyssey Holdings and the Subsidiaries expressly relinquish any rights each such entity may have to act for or represent itself in any manner in any such Tax Contest or with respect to any such Group Refund Claim related to the time period in which any Subsidiary is a Member of the Affiliated Group. Odyssey Holdings and the Subsidiaries hereby authorize Fairfax and its representatives to pursue such Tax Contest, Group Refund Claim, or other claim for refund of Tax either administratively or by court action. Odyssey Holdings and the Subsidiaries hereby irrevocably agree that Fairfax shall have the exclusive right, on behalf of Odyssey Holdings and the Subsidiaries, to make any and all decisions to pursue, settle, or appeal any Tax Contest, Group Refund Claim or other claim for refund of Tax, and to control all administrative and court proceedings and any and all negotiations and settlements related thereto. Odyssey Holdings and the Subsidiaries hereby expressly consent to Fairfax entering into settlements on behalf of each such entity, as Fairfax deems appropriate in its sole discretion, exercised in good faith; provided, however, that prior to settling an issue that would give rise to a Tax Adjustment for which Odyssey Holdings or a Subsidiary would be liable under this Agreement. Odyssey Holdings or such Subsidiary shall have the right and opportunity to review such

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settlement. Fairfax may, in its sole discretion, exercised in good faith, accept or reject any suggestions made by Odyssey Holdings or any Subsidiary with respect to such settlement; provided, however, that Fairfax shall not reject any suggestion made by Odyssey Holdings or any Subsidiary if to do so would be unreasonable. Odyssey Holdings and the Subsidiaries may assist in the defense of audit issues arising from each such entity's operations, at its own expense, subject to the direction and control of Fairfax. Odyssey Holdings and each of the Subsidiaries shall reimburse Fairfax for all reasonable out-of pocket expenses (including, with limitation, legal, consulting and accounting fees) in the course of a Tax Contest regarding an item of Odyssey Holdings or any Subsidiary, respectively, for any Taxable period during which any Subsidiary was a Member of the Affiliated Group and/or Combined Group to the extent such expenses are reasonably attributable to such Tax Contest.

     4.2 Agreement to Cooperate. Odyssey Holdings and each of the Subsidiaries agrees to cooperate fully and in a timely manner with Fairfax in connection with the preparation of Tax Returns, the pursuit of any Group Refund Claim or other claim for refund of Taxes or the conduct of any Tax Contest for any Consolidated Return Year or Combined Return Year, at each such entity's own expense by taking any and all action that may be necessary or helpful, as requested by Fairfax, including (without limitation) furnishing to Fairfax access to and copies of all records and documents and making personnel available for interviews and testimony.

     4.3 Adjustments.

          (a) Final Determination Adjustment. In the event there is an Adjustment, made pursuant to a Final Determination, of an item of income, gain, loss, deduction, or credit with respect to any Return of any Member of the Affiliated Group and/or Combined Group for any Taxable period during which Odyssey Holdings and/or any other Member of the Odyssey Subgroup is or was a Member of the Affiliated Group and/or Combined Group:

             (i) Each Subsidiary or any other Member of the Odyssey Subgroup shall be liable for, and shall indemnify and hold harmless, as appropriate, each Member of the Fairfax Subgroup, on an After-Tax Basis against any and all Subsidiary Tax Adjustments;

             (ii) Each Subsidiary or any other Member of the Odyssey Subgroup shall be entitled to receive on an After-Tax Basis the amount of any Subsidiary Tax Benefits;

             (iii) Fairfax shall be liable for, and shall indemnify and hold harmless, as appropriate, each Subsidiary or any other Member of the Odyssey Subgroup on an After-Tax Basis against any and all Fairfax Tax Adjustments; and

             (iv) Fairfax shall be entitled to receive on an After-Tax Basis the amount of any Fairfax Tax Benefits.

          (b) Allocation of Tax Adjustment. Fairfax, Odyssey Holdings, each Subsidiary or any other Member of the Odyssey Subgroup shall share the amount of any Tax Adjustment if, and to the extent, each party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, or other payment with respect to such Tax Adjustment under Section 4.3, in proportion to the amounts of the underlying Adjustments giving rise to such Tax Adjustment attributable to the Fairfax Subgroup and the Odyssey Subgroup respectively.

          (c) Indemnification. Fairfax shall be liable for, and shall indemnify and hold harmless, as appropriate, Odyssey Holdings, each Subsidiary or any other Member of the Odyssey Subgroup on an After-Tax Basis against any and all Tax Adjustments arising out of, or in connection with the Offering.

          (d) Indemnity Payments. Indemnity payments required by Section 4.3 be paid within 60 days of the date of such Final Determination. Fairfax shall provide Odyssey Holdings or the applicable Subsidiary with prompt written notice of each such Final Determination.

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                     ARTICLE 5 -- TAX ATTRIBUTE CARRYOVERS

     5.1 Tax Attribute Carryovers.

          (a) Carryforward Tax Attributes. The Carryforward Tax Attributes available to any Subsidiary for Separate Return Periods will be determined by allocating the Carryforward Tax Attributes of the Fairfax Group to tax periods beginning after the Separation Date among the Fairfax Subgroup and each Subsidiary as described in Section 5.1(b) and 5.1(c).

          (b) Federal Tax Attributes. Any Carryforward Tax Attributes allocable to any Subsidiary shall remain with such Subsidiary. The portion, if any, of any Fairfax Group consolidated or combined unused foreign tax credit which is allocable to any Subsidiary shall be determined separately with respect to each of the items of income listed in Section 904(d) of the Code.

          (c) State, Local or Foreign Income or Franchise Tax Attributes. No tax attributes arising from state, local or foreign income or franchise Tax Returns shall be allocated to any Subsidiary, unless under the provisions of applicable state, local, foreign or franchise law or regulation such tax attributes are expressly required to be allocated to such Subsidiary.

     5.2 Carryback Items from separate Return periods. With respect to carrybacks of any Member of the Odyssey Subgroup, or net operating losses, net capital losses, unused tax credits and other deductible or creditable Tax attributes to a Consolidated Return Period and/or Combined Return from a separate Return period which would be permitted under the Code and the Regulations (or state, local, foreign or franchise law or regulation), each such Member of the Odyssey Subgroup shall make an irrevocable election under Regulations Section 1.1502-21(b)(3)(i) (or comparable state, local, foreign or franchise or regulation), to relinquish any carryback period which would include the Consolidated Return Period and/or Combined Return. In cases where a Member of the Odyssey Subgroup cannot relinquish the carryback period or, if the parties otherwise agree, Fairfax shall cooperate with such Member in seeking Tax refunds from the appropriate Taxing Authority, at such Member's expense, and such Member shall be entitled to such refund, including interest paid by the Taxing Authority in connection with such refund; provided however, that such Member shall indemnify and hold Fairfax harmless from and against any and all collateral Tax consequences, including interest, resulting from or caused by the carryback of deductible or creditable Tax attributes by such Member from a separate Return period to a Consolidated Return Period and/or Combined Return, including but not limited to, Tax attributes of Fairfax that expire unused (including Tax attributes that expire during a Tax period subsequent to the Tax period during which the Member of the Odyssey Subgroup's Tax attribute carried back was generated) and which would have been used but for such Member's carryback. The amount of such indemnity shall be limited to the actual Tax benefits to which Fairfax would have been entitled in the absence of the carryback of the deductible or creditable Tax attribute of such Member. Each such Member shall have the right to review the collateral Tax consequences being indemnified. The amount of the refund due to such Member from Fairfax shall be reduced and offset by the amount of the indemnification, if any.

     5.3 Post-Consolidated Period Taxes.

          (a) Fairfax Indemnity. Fairfax shall indemnify and hold Odyssey Holdings and each Member of the Odyssey Subgroup harmless for any Taxes relating to Tax Returns of Fairfax or the Fairfax Subgroup for any Separate Return Period.

          (b) Odyssey Indemnity. Odyssey Holdings shall indemnify and hold Fairfax and each Member of the Fairfax Subgroup harmless for any Taxes relating to Tax Returns of Odyssey Holdings or the Odyssey Subgroup for any Separate Return Period.

                       ARTICLE 6 -- PRIORITY OF AGREEMENT

     6.1 Fixing of Liability. The provisions of this Agreement, in conjunction with the Inter-Company Tax Agreements, shall determine and fix the liability of the parties to each other as to the matters provided for herein, regardless of how the payments made pursuant hereto are treated for tax purposes.

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

                        ARTICLE 7 -- OTHER GROUP MEMBERS

     7.1 Agreements. Fairfax, Odyssey Holdings and the Subsidiaries recognize that other corporations are now or may from time to time hereafter become Members of the Affiliated Group or Combined Group and it may become appropriate to adopt different or additional methods of sharing Taxes. Odyssey Holdings and the Subsidiaries hereby authorize Fairfax to enter into the same, similar or different supplemental, conflicting or replacement tax sharing agreements on behalf of the Affiliated Group or Combined Group (including Odyssey Holdings and the Odyssey Subgroup) with any corporation, which is now or may hereafter become a Member of the Affiliated Group or Combined Group.

                              ARTICLE 8 -- RECORDS

     8.1 Retention by Fairfax. Fairfax shall, until the end of the applicable statute of limitations for each Tax year (giving effect to any extensions thereof), retain all material, including but not limited to, Returns, supporting schedules, workpapers, correspondence, and other documents relating to the Consolidated Group Returns and/or Combined Returns filed for a Taxable year during which the Subsidiaries or any Member of the Odyssey Subgroup is a Member of the Affiliated Group or Combined Group and shall make such items available to Odyssey Holdings, any Subsidiary or any Member of the Odyssey Subgroup for inspection or copying (at such entity's own expense) during Fairfax's regular business hours.

     8.2 Retention by Odyssey Holding, the Subsidiaries or any Member of the Odyssey Subgroup. Odyssey Holdings, the Subsidiaries or any Member of the Odyssey Subgroup shall, until the end of the applicable statute of limitations for each Tax year (giving effect to any extensions thereof), retain all material, including but limited to, Returns supporting schedules, workpapers, correspondence, and other documents relating to Consolidated Group Returns and/or Combined Returns filed for a Taxable year during which, the Subsidiaries or any Member of the Odyssey Subgroup is a Member of the Affiliated Group or Combined Group and shall make such items available to Fairfax for inspection or copying (at Fairfax's own expense) during Odyssey Holding's, the Subsidiary's or any Member of the Odyssey Subgroup's regular business hours.

                       ARTICLE 9 -- TERM AND TERMINATION

     9.1 Term. This Agreement, in conjunction with the Inter-Company Tax Agreements, shall apply to and govern all Taxable Periods for which any Subsidiary or any Member of the Odyssey Subgroup is included in the Affiliated Group or Combined Group and all subsequent Taxable periods, unless the parties hereto each agree in writing to terminate either or both of such Agreements.

                          ARTICLE 10 -- MISCELLANEOUS

     10.1 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

     10.2 Assignment; Binding Upon Successors and Assigns. Odyssey Holdings, the Subsidiaries and/or any Member of the Odyssey Subgroup may not assign, whether voluntarily or by operation of law, any of such entity's rights or obligations hereunder without the prior written consent of Fairfax, which consent may be withheld in its sole discretion. Fairfax may assign its rights (but not its obligations) under this Agreement without the consent of Odyssey Holdings, the Subsidiaries and/or any Member of the Odyssey Subgroup; provided, however, that the rights and obligations of Fairfax may be assigned, without the consent of such entities, pursuant to a merger, exchange, recapitalization or other reorganization to which Fairfax is a party or by operation of law. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any Member corporation, which leaves the Affiliated Group or Combined Group, shall be bound by this Agreement.

     10.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision
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

to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business, Tax and other purposes of the void or unenforceable provision.

     10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     10.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. Failure by either party, at any time, to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as a waiver of any right accruing under this Agreement, nor shall it affect any subsequent breach or the effectiveness of this Agreement or any part hereof, or prejudice either party with respect to any subsequent action.

     10.7 Expenses. Unless otherwise provided, all fees and expenses incurred in connection with this Agreement will be paid by the party incurring such fees or expenses.

     10.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     10.9 Dispute Resolution. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement and shall attempt in good faith to negotiate a settlement of any dispute pursuant to the following process:

          (a) Notice of Dispute. Any party having a dispute or claim shall give the other party written notice stating the nature of the dispute in reasonable detail. Within ten (10) business days after delivery of the notice, the receiving party shall submit to the other a written response also in reasonable detail. Within five (5) business days after delivery of the written response the Chief Financial Officer (or other individual who has authority to settle the controversy and who has direct responsibility for administration of the relationships established pursuant to this Agreement) for each party shall meet (in person or by telephone) at a mutually acceptable time and place (including telephonic conference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored.

          (b) Controversies.  If such matter has not been resolved within ten
     (10) business days of the referral of the dispute to the Chief Financial Officers, then the parties may pursue litigation or, if mutually agreed, alternative dispute resolution mechanisms.

     10.10 Written Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses indicated on the signature page of this Agreement (or at such other address for a party as shall be specified by like notice). All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date

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

of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the tenth business day following such mailing. Failure of a party to provide notice in a prescribed time period or in a timely manner shall not constitute a waiver of the other party's obligation hereunder. Where notice is a condition to payment, the obligation to make the payment shall not be waived, forgiven or eliminated by virtue of a failure to give notice; however, the time period in which an amount must be paid shall be measured from the date on which notice is actually given.

     10.11 Representation by Counsel. Each of the parties hereto is represented by separate counsel of its own choosing. Each of the parties hereto has had an opportunity to ask questions of and receive advice from its counsel regarding the terms and conditions of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party, notwithstanding that as of the date hereof Odyssey Holdings is a wholly-owned subsidiary of Fairfax.

     10.12 Construction of Agreement.  A reference to a Section will mean a
Section in this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

     10.13 Jurisdiction and Venue. The parties hereto irrevocably consent to and agree that any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in Delaware. The parties hereby irrevocably consent to the personal jurisdiction or and the venue in the state and federal court within such county.

     10.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.15 Entire Agreement. This Agreement, in conjunction with the Inter-Company Tax Agreements, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. To the extent that any provision in the Inter-Company Tax Agreements conflicts with a provision herein, the provision in this Agreement shall control.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

                                          FAIRFAX INC.
                                          ON BEHALF OF ITSELF AND THE FAIRFAX
                                          SUBGROUP
                                              /s/ DONALD L. SMITH
                                          By:
                                          --------------------------------------

                                          Name: Donald L. Smith
                                              ----------------------------------

                                          Title:  Vice President
                                              ----------------------------------

                                          Address for Notice:
                                               Fairfax Inc.

                                          Fax:
                                          Attention: Chief Financial Officer

                                          ODYSSEY RE HOLDINGS CORP.
                                              /s/ DONALD L. SMITH
                                          By:
                                          --------------------------------------

                                          Name: Donald L. Smith
                                              ----------------------------------

                                          Title:  Senior Vice President
                                              ----------------------------------

                                          Address for Notice:
                                               Odyssey Re Holdings Corp.

                                          Fax:
                                          Attention: Chief Financial Officer

                                          ODYSSEY AMERICA REINSURANCE CORP.
                                              /s/ DONALD L. SMITH
                                          By:
                                          --------------------------------------

                                          Name: Donald L. Smith
                                              ----------------------------------

                                          Title:  Senior Vice President
                                              ----------------------------------

                                          Address for Notice:
                                               Odyssey America Reinsurance Corp.

                                          Fax:
                                          Attention: Chief Financial Officer

                                          ODYSSEY REINSURANCE CORP.
                                              /s/ DONALD L. SMITH
                                          By:
                                          --------------------------------------

                                          Name: Donald L. Smith
                                              ----------------------------------

                                          Title:  Senior Vice President
                                              ----------------------------------

                                          Address for Notice:
                                               Odyssey America Reinsurance Corp.

                                          Fax:
                                          Attention: Chief Financial Officer

                                          HUDSON INSURANCE CORP.
                                              /s/ DONALD L. SMITH
                                          By:
                                          --------------------------------------

                                          Name: Donald L. Smith
                                              ----------------------------------

                                          Title:  Vice President
                                              ----------------------------------

                                          Address for Notice:
                                               Hudson Insurance Corp.

                                          Fax:
                                          Attention: Chief Financial Officer

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